EXHIBIT (6)(a)(iii)
Articles of Incorporation of Transamerica Advisors Life Insurance
Company of New York

SHORT CERTIFICATE
STATE OF NEW YORK
INSURANCE DEPARTMENT
It is hereby certified that the attached copy of Certificate of Amendment of the Charter of ML Life Insurance Company of New York, of Harrison, New York, to change the name of the company to Transamerica Advisors Life Insurance Company of New York, as approved by this Department, July 1, 2010, pursuant to section 1206 of the New York Insurance Law, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 15th day of July, 2010.

Clark J. Williams
Special Deputy Superintendent

CERTIFICATE OF AMENDMENT
OF THE CHARTER OF
ML LIFE INSURANCE COMPANY OF NEW YORK
FILED
[ILLEGIBLE]
Under Section 1206 of the Insurance Law
and
Section 805 of the Business Corporation Law
of the State of New York
     We, the undersigned, Lonny J. Olejniczak, President of ML Life Insurance Company of New York, and Frank A. Camp, Secretary of ML Life Insurance Company of New York, hereby certify as follows:
     1. The name of the Corporation is ML Life Insurance Company of New York (the “Corporation”). The name under which the Corporation was originally formed is Agway Life Insurance Company, and its name was thereafter changed to Royal Tandem Life Insurance Company, and then to ML Life Insurance Company of New York, the Corporation’s present name.
     2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”), on November 28, 1973. The Corporation’s Certificate of Amendment and Restatement of Charter was filed in the Superintendent’s Office on Septembers 3, 1986.
     3. The Charter of the Corporation is hereby amended: (i) to change the name of the Corporation to “Transamerica Advisors Life Insurance Company of New York”.

     4. The text of Article I of the Corporation’s Charter, which states the name of the Corporation, is hereby amended to read as herein set forth in full:
ARTICLE I
NAME
The name of the Corporation shall be Transamerica Advisors Life Insurance Company of New York.
     6. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on June 8, 2010, and by Written Consent of all of the Shareholders of the Corporation dated June 8, 2010.
     IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 10th day of June, 2010.

/s/ Lonny J. Olejniczak

Lonny J. Olejniczak, President

/s/ Frank A. Camp

Frank A. Camp, Secretary

State of Iowa	)
	)	ss:
County of Linn	)
     On this 10th day of June, 2010, before me came Lonny J. Olejniczak and Frank A. Camp, to me known to be the individuals described in and who executed the foregoing instrument, in my presence, and they acknowledged that they executed the same.

/s/ Mary A. Craig

Notary Public

NY-Articles of Amendment

SHORT CERTIFICATE
STATE OF NEW YORK
INSURANCE DEPARTMENT
It is hereby certified that the attached copy of Certificate of Amendment of the Charter of ML Life Insurance Company of New York, of Harrison, New York, for the purpose of changing the the location of the company’s domiciliary office within Westchester County, as approved by this Department, March 22, 2010, and to be effective March 31, 2010, pursuant to Section 1206 of the New York Insurance Law has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 21st day of April 2010.

Clark J. Williams
Special Deputy Superintendent

SHORT CERTIFICATE
STATE OF NEW YORK
    FILED
[ILLEGIBLE]
INSURANCE DEPARTMENT
It is hereby certified that the attached copy of Certificate of Amendment of the Charter of ML Life Insurance Company, of Purchase, New York, for the purpose of changing the location of the company’s domiciliary office within Westchester County, as approved by this Department, March 22, 2010, and to be effective March 31, 2010, pursuant to Section 1206 of the New York Insurance Law has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 22nd day of March, 2010.

Clark J. Williams
Special Deputy Superintendent

CERTIFICATE OF AMENDMENT
OF THE CHARTER OF
ML LIFE INSURANCE COMPANY OF NEW YORK
Under Section 1206 of the Insurance Law
and
Section 805 of the Business Corporation Law
of the State of New York
     We, the undersigned, Lonny J. Olejniczak, President of ML Life Insurance Company of New York, and Frank A. Camp, Secretary of ML Life Insurance Company of New York, hereby certify as follows:
     1. The name of the Corporation is ML Life Insurance Company of New York (the “Corporation”). The name under which the Corporation was originally formed is Agway Life Insurance Company, and its name was thereafter changed to Royal Tandem Life Insurance Company, and then to ML Life Insurance Company of New York, the Corporation’s present name.
     2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”) on November 28, 1973. The Corporation’s Certificate of Amendment and Restatement of Charter was filed in the Superintendent’s Office on September 3, 1986.
     3. The Charter of the Corporation is hereby amended to change its location and principal office and place of business within the County of Westchester and State of New York, effective March 31, 2010.

     4. The text of Article II of the Corporation’s Charter, which states the principal office of the Corporation, is amended to read as herein set forth in full:
ARTICLE II
PLACE OF PRINCIPAL OFFICE
The principal office of the Corporation shall be located in the County of Westchester and State of New York.
     5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on December 8, 2009, and by Written Consent of all of the Shareholders of the Corporation dated December 8, 2009.
     IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 29 day of Jan, 2010.

/s/ Lonny J. Olejniczak
Lonny J. Olejniczak, President

/s/ Frank A. Camp
Frank A. Camp, Secretary

State of Iowa	)
	)	ss:
County of Linn	)
     On this 29 day of Jan, 2010, before me came Lonny J. Olejniczak and Frank A. Camp, to me known to be the individuals described in and who executed the foregoing instrument, in my presence, and they acknowledged that they executed the same.

/s/ Mary A. Craig
Notary Public

ARTAMEND-MLLICNY

SHORT CERTIFICATE
STATE OF NEW YORK
INSURANCE DEPARTMENT
It is hereby certified that the attached copy of Certificate of Amendment of the Charter of ML Life Insurance Company of New York, of Purchase, New York, for the purpose of changing the location of the company’s principal (home) office from New York County to Westchester County, as approved by this Department, March 18, 2009, pursuant to Section 1206 of the New York Insurance Law, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 7th day of October 2009. Clark J. Williams Special Deputy Superintendent

STATE OF NEW YORK
INSURANCE DEPARTMENT
ONE COMMERCE PLAZA
ALBANY, NEW YORK 12257

David A. Paterson Governor	Eric R. Dinallo Superintendent
The attached Certificate of Amendment of Charter of ML Life Insurance Company of New York, of Purchase, New York, filed pursuant to Section 805 of the Business Corporation Law to effect the following:
     To change the location of the company’s principal (home) from New York County to County of Westchester
     IS HEREBY APPROVED pursuant to Section 1206 of the New York Insurance Law,

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 18th day of March, 2009. Eric R. Dianllo Superintendent of Insurance

By	/s/ Clark J. Williams
Clark J. Williams
Special Deputy Superintendent

http://www.ins.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE CHARTER OF
ML LIFE INSURANCE COMPANY OF NEW YORK
Under Section 1206 of the Insurance Law
and
Section 805 of the Business Corporation Law
of the State of New York
     We, the undersigned, Lonny J. Olejniczak, President of ML Life Insurance Company of New York, and Frank A. Camp, Secretary of ML Life Insurance Company of New York, hereby certify as follows:
     1. The name of the Corporation is ML Life Insurance Company of New York (the “Corporation”). The name under which the Corporation was originally formed is Agway Life Insurance Company, and its name was thereafter changed to Royal Tandem Life Insurance Company, and then to ML Life Insurance Company of New York, the Corporation’s present name.
     2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”) on November 28, 1973. The Corporation’s Certificate of Amendment and Restatement of Charter was filed in the Superintendent’s Office on September 3, 1986.
     3. The Charter of the Corporation is hereby amended to change its location and principal office and place of business to the City of Purchase, County of Westchester and State of New York.

     4. The text of Article II of the Corporation’s Charter, which states the principal office of the Corporation, is amended to read as herein set forth in full:
ARTICLE II
PLACE OF PRINCIPAL OFFICE
The principal office of the Corporation shall be located in the City of Purchase, the County of Westchester and State of New York.
     5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on August 26, 2008, and by Written Consent of all of the Shareholders of the Corporation dated October 13, 2008.
     IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 12 day of March, 2009.

/s/ Lonny J. Olejniczak Lonny J. Olejniczak, President

/s/ Frank A. Camp Frank A. Camp, Secretary

State of Iowa	)
) ss:
County of Linn	)
     On this 12th day of March, 2009, before me came Lonny J. Olejniczak and Frank A. Camp, to me known to be the individuals described in and who executed the foregoing instrument, in my presence, and they acknowledged that they executed the same.

/s/ Colleen R. Mormann Notary Public

ARTAMEND-MLLICNY

CERTIFICATE OF AMENDMENT
OF THE CHARTER OF
ROYAL TANDEM LIFE INSURANCE COMPANY
Under Section 1206 of the
Insurance Law and
Section 805 of the
Business Corporation
Law of the state of New York
          We, the undersigned, Thomas H. Patrick, President of Royal Tandem Life Insurance Company, and Barry G. Skolnick, Secretary of Royal Tandem Life Insurance Company, hereby certify:
          1. The name of the corporation is Royal Tandem Life Insurance Company (the “Corporation”). The name under which the Corporation was formed is Agway Life Insurance Company.
          2. The Corporation’s Declaration of Intention and Charter was filed in the office of the superintendent of Insurance of the state of New York (the “Superintendent’s Office”) on November 28, 1973. The Corporation’s Certificate of Amendment and Restatement of Charter was filed in the Superintendent’s Office on September 3, 1986.
          3. The Charter of the Corporation is hereby amended to change the name of the Corporation to “ML Life Insurance Company of New York.”

          4. The text of Article I of the Corporation’s Charter, which states the name of the Corporation, is hereby amended to read as herein set forth in full:
ARTICLE I
NAME
The name of the corporation shall be
ML Life Insurance Company of New York.
          5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was duly authorized and approved by a vote of the majority of all the outstanding shares of the Corporation entitled to vote thereon.
          IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 14th day of August, 1991.

/s/ Thomas H. Patrick Thomas H. Patrick, President

/s/ Barry G. Skolnick Barry G. Skolnick, Secretary

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)
          On this 14th day of August, 1991, before me came Thomas H. Patrick and Barry G. Skolnick, to me known to be the individuals described in and who executed the foregoing instrument in my presence, and they acknowledged that they executed the same.

/s/ John C. Cirincion Notary Public
State of New York

County Clerk, New York County
Centre Street, New York City	Fee Paid $5.00
Certificate of Filling
No. 7621

State of New York	}
ss.:
County of New York
          I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court. New York County, DO HEREBY CERTIFY that a copy of the CERTIFICATE OF Amendment of the Charter of ROYAL TANDEM LIFE INSURANCE Company of New York, New York ((INDEX) #17500-86c) was filed in my office on the 23rd day of October, 1991
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official Seal this 23 day of October, 1991

/s/ Norman Goodman County Clerk and Clerk of the Supreme Court, New York County.

CERTIFICATE OF AMENDMENT AND
RESTATEMENT OF CHARTER OF
AGWAY LIFE INSURANCE COMPANY
Under Section 1206 of the
Insurance Law and
Section 807 of the
Business Corporation
Law of the State of New York.
     We, the undersigned, Richard Campanaro, President of Agway Life Insurance Company, and Kevin Keefe, Assistant Secretary of Agway Life Insurance Company, hereby certify:
     1. The name of the corporation is Agway Life Insurance Company (the “Corporation”). Agway Life Insurance Company is the name under which the corporation was formed.
     2. The Corporation’s Declaration of Intention and Charter was filed in the office of the Superintendent of Insurance of the State of New York on November 28, 1973.
     3. The Charter of the Corporation is hereby amended: (i) to change the name of the Corporation to Royal Tandem Life Insurance Company; (ii) to change its location and principal office and place of business to the City, County and State of

New York; (iii) to restate its corporate powers in accordance with current law and to include other rights, powers and privileges authorized or granted by law; (iv) to increase the maximum number of directors from 30 to 36 and to revise the qualifications of Board of Directors members; (v) to delete the provision for annual meetings of stockholders, which will be governed by the by-laws; and (vi) to otherwise revise provisions of the original charter in minor respects, in accordance with the foregoing. The text of the Corporation’s Charter is hereby amended and restated to read as herein set forth in full:
ARTICLE I
NAME
     The name of the corporation shall be Royal Tandem Life Insurance Company.
ARTICLE II
PLACE OF PRINCIPAL OFFICE
     The principal office of the corporation shall be located in the City, County and State of New York.
ARTICLE III
PURPOSES
     The business to be transacted by the corporation shall be: the following kinds of insurance business specified in Paragraphs 1, 2 and 3 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York, and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted:

     1. “Life insurance,” meaning every insurance upon the lives of human beings and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits safeguarding the contract from lapse, or providing a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid the corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.
     2. “Annuities,” meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one. Amounts paid to the corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.
     3. “Accident and health insurance,” meaning (a) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to Article Nine of the Workers’ Compensation Law of the State of New York, except as specified in subparagraph (b) following; and (b) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury, (but excluding insurance solely against accidental injury) under any contract which does not give the corporation the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date;

together with such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the corporation is authorized to do.
     The corporation shall also have all other rights, powers and privileges now or hereafter authorized or granted by the Insurance Law of the State of New York or any other law or laws of the State of New York to stock life insurance companies having power to do the kind or kinds of business hereinabove referred to and any and all other rights, powers and privileges of a corporation now or hereafter granted by the laws of the State of New York and not prohibited to such stock life insurance companies.
ARTICLE IV
EXERCISE OF CORPORATE POWERS
     The corporate powers of the corporation shall be exercised by a Board of Directors, by committees thereof, and by such officers, employees and agents as may be empowered to do so by, or pursuant to the authorization of, the Board of Directors or any such committee.
ARTICLE V
BOARD OF DIRECTORS
     The Board of Directors shall consist of not less than 13 (except for vacancies temporarily unfilled) nor more than 36 Directors, as may be determined from time to time by a vote of the Stockholders or of a majority of the entire Board.
     The Board of Directors shall have power to adopt by-laws, not inconsistent with this Charter and the laws of the State of New York, and to amend or repeal such by-laws, by vote of a majority of the entire Board.
     Any Director may be removed by action of the Board of Directors for cause or by vote of the Stockholders with or without cause.

ARTICLE VI
ELECTION OF DIRECTORS AND OFFICERS
     The Directors shall be elected annually by the Stockholders in the manner provided for in the by-laws. Every Stockholder of record shall be entitled to one vote in person or by proxy for each share of capital stock standing in his name on the record of Stockholders.
     Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by vote of the Stockholders or of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring in the Board by reason of the removal of Directors without cause may be filled by vote of the Stockholders or action of the Board.
     Each Director shall be at least twenty-one years of age, and at all times a majority of the Directors shall be citizens and residents of the United States, and not less than three of the Directors shall be residents of the State of New York.
     The officers shall be elected annually by the Board of Directors or appointed in the manner provided for in the by-laws. Officers may also be elected or appointed and a vacancy in any office may be filled by the Board of Directors at any meeting.
ARTICLE VII
DURATION OF EXISTENCE
     The duration of existence of the corporation shall be perpetual.
ARTICLE VIII
CAPITAL STOCK
     The authorized capital of the corporation shall be Two Million Two Hundred Thousand Dollars ($2,200,000), consisting of

Two Hundred Twenty Thousand (220,000) shares of capital stock having par value of Ten Dollars ($10) per share.
     The holders of the capital stock shall be entitled to receive dividends in such amounts and at such times as is declared by the Board of Directors out of surplus applicable thereto under and pursuant to the laws of the State of New York.
     4. The aforesaid Restated and Amended Charter of the corporation was duly authorized and approved by a consent in writing by the holder of all of the outstanding shares of the corporation.
IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate this 22nd day of August, 1986.

/s/ [ILLEGIBLE]
President

/s/ [ILLEGIBLE]
Secretary

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)
     On this 22nd day of August nineteen hundred eighty six, before me came Richard Campanaro and Kevin Keefe, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they executed the same.

/s/ Joan B. Miastkowski
JOAN B. MIASTKOWSKI
NOTARY PUBLIC, STATE OF NEW YORK No. 41-2687190 Certificate field in New York County Qualified in Queens County Commission Expires March 30,1987